Exhibit 99.8

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in Registration Statement No. 333-133296 on Form S-3 and in Registration Statement Nos. 333-30847, 333-57952, 333-101233, 333-107111 and 333-119402 on Form S-8 of our reports dated March 6, 2007 (August 3, 2007, as to Note 15 and Note 17) relating to the consolidated financial statements and financial statement schedule of Epiq Systems, Inc. and subsidiaries (which report expresses an unqualified opinion and includes an explanatory paragraph relating to the change in accounting for stock-based compensation upon adoption of Financial Accounting Standards Board Statement No. 123(R), “Share Based Payment”), appearing in this Current Report on Form 8-K dated August 3, 2007.

/s/ Deloitte & Touche LLP
Kansas City, Missouri
August 3, 2007